Exhibit 23.2

                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dal-Tile International Inc. 1990 Stock Option Plan (As Amended and Restated) of our report dated January 22, 2001, with respect to the consolidated financial statements of Dal-Tile International Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2000, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                ERNST & YOUNG LLP

Dallas, Texas
October 25, 2001